As filed with the Securities and Exchange Commission on July 27, 2017

Registration No. 333-217319

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1
to

FORM S-3 REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PAIN THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	91-1911336
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7801 N Capital of Texas Highway, Suite 260
Austin, TX 78731

(512) 501-2444

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Remi Barbier

President, Chief Executive Officer and Director
Pain Therapeutics, Inc.

7801 N Capital of Texas Highway, Suite 260
Austin, TX 78731

(512) 501-2444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ze’-ev D. Eiger, Esq.

Morrison & Foerster LLP 250 West 55th Street
New York, NY 10019

(212) 468-8000

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

____________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Pain Therapeutics, Inc. is hereby filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-217319), originally filed on April 14, 2017 (the “Registration Statement”), as an exhibit-only  filing to file an updated consent of Ernst & Young LLP, filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Pre-Effective Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Part II

Information Not Required in the Prospectus

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Incorporated by Reference
Exhibit No.		Description	Form	Filing Date	Exhibit No.	Previously Filed	Filed Herewith
1.1	*	Form of Underwriting Agreement.
3.1		Amended and Restated Certificate of Incorporation.	10-Q	7/29/2005	3.1
3.2		Amended and Restated Bylaws.	10-Q	4/24/2013	3.2
4.1		Form of Senior Indenture				X
4.2		Form of Subordinated Indenture				X
4.3		Form of Senior Debt Security (included in Exhibit 4.1)				X
4.4		Form of Subordinated Debt Security (included in Exhibit 4.2)				X
4.5	*	Form of Certificate of Designation
4.6	*	Form of Preferred Stock Certificate
4.7	*	Form of Deposit Agreement
4.8	*	Form of Depositary Receipt (included in Exhibit 4.7)
4.9	*	Form of Warrant Agreement
4.10	*	Form of Warrant Certificate
5.1		Opinion of Morrison & Foerster LLP				X
12.1		Computation of Ratio of Earnings to Fixed Charges				X
23.1		Consent of Independent Registered Public Accounting Firm					X
23.2		Consent of Morrison & Foerster LLP (included in Exhibit 5.1)				X
24.1		Power of Attorney (contained here on the signature page)				X
25.1	*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939*
25.2	*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

	*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 27day of July, 2017.

PAIN THERAPEUTICS, INC.

By:	/s/ REMI BARBIER
Remi Barbier, President, Chief Executive Officer
and Chairman of the Board of Directors

****

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ REMI BARBIER	President, Chief Executive Officer and	July 27, 2017
Remi Barbier	Chairman of the Board of Directors
(Principal Executive Officer)
(Principal Financial Officer)

*	Chief Operating and Medical Officer	July 27, 2017
Nadav Friedmann, Ph.D., M.D.	and Director
*	Director	July 27, 2017
Robert Z. Gussin, Ph.D.
*	Director	July 27, 2017
Michael J. O'Donnell, Esq.
*	Director	July 27, 2017
Saira Ramasastry
*	Director	July 27, 2017
Sanford R. Robertson
*	Director	July 27, 2017
Patrick Scannon, M.D., Ph.D.

By: /s/ Remi Barbier

          Attorney-in-fact

Exhibit Index

Incorporated by Reference
Exhibit No.		Description	Form	Filing Date	Exhibit No.	Previously Filed	Filed Herewith
1.1	*	Form of Underwriting Agreement.
3.1		Amended and Restated Certificate of Incorporation.	10-Q	7/29/2005	3.1
3.2		Amended and Restated Bylaws.	10-Q	4/24/2013	3.2
4.1		Form of Senior Indenture				X
4.2		Form of Subordinated Indenture				X
4.3		Form of Senior Debt Security (included in Exhibit 4.1)				X
4.4		Form of Subordinated Debt Security (included in Exhibit 4.2)				X
4.5	*	Form of Certificate of Designation
4.6	*	Form of Preferred Stock Certificate
4.7	*	Form of Deposit Agreement
4.8	*	Form of Depositary Receipt (included in Exhibit 4.7)
4.9	*	Form of Warrant Agreement
4.10	*	Form of Warrant Certificate
5.1		Opinion of Morrison & Foerster LLP				X
12.1		Computation of Ratio of Earnings to Fixed Charges				X
23.1		Consent of Independent Registered Public Accounting Firm					X
23.2		Consent of Morrison & Foerster LLP (included in Exhibit 5.1)				X
24.1		Power of Attorney (contained here on the signature page)				X
25.1	*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939*
25.2	*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

	*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.